EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces 2020 Capital Budget Reduction of 36% and Provides Operational and Hedging Updates
TULSA, OK - March 23, 2020 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or "the Company"), today provided an update to the Company's 2020 capital budget and operating plan. Prioritizing Free Cash Flow1, returns and balance sheet strength in a volatile commodity price environment, the Company has reduced its 2020 capital budget by 36%, to $290 million from the previously-announced $450 million, and expects to generate approximately $90 million in Free Cash Flow1, excluding non-budgeted acquisitions, for full-year 2020. Additionally, the Company has updated its hedge positions for 2020 and 2021.
"Fueled by an extremely strong hedge position, Laredo has the flexibility to substantially reduce activity to preserve the value of our assets until commodity prices normalize," stated Jason Pigott, President and Chief Executive Officer. "We are moving quickly to stop most of our drilling and completions operations for the remainder of 2020. Our longstanding strategy of maximizing flexibility by limiting long-term service contracts, maintaining a strong hedge position and prioritizing a solid balance sheet with no near-term debt maturities enables us to scale back operations and preserve the financial strength to weather a decline in oil prices."
Updated 2020 Budget Details

•	100% of anticipated oil production hedged, with 7.2 million barrels swapped at $59.50 WTI and 2.4 million barrels swapped at $63.07 Brent

•	Reducing planned capital expenditures by 36% for full-year 2020, including a 55% decrease in the last nine months of the year

•	Targeting Free Cash Flow[1] of approximately $90 million for Full-Year 2020, excluding non-budgeted acquisitions, assuming $25 WTI for balance of year

•	Suspending completions operations in the first week of May for remainder of 2020

•	Reducing operated rig count from four rigs to one rig by June and then expect to run one rig for balance of 2020

•	Expect oil production for full-year 2020 to decline approximately 8% versus full-year 2019 and for total production to remain approximately flat
Laredo is making rapid adjustments to its 2020 operating plan in response to the substantial decrease in oil and natural gas prices. The Company expects to drop its one currently-contracted completions crew in early May and to suspend completions activity for the remainder of 2020. Additionally, Laredo expects to reduce its operated rig count to one rig, which will operate in Howard County. To preserve the recently-acquired, tier-one locations in

Howard County, the Company will not complete any wells in Howard County in 2020 and will build a DUC inventory of these locations to complete in a potentially more favorable commodity price environment.
The Company plans to release additional details on full-year 2020 operational plans in association with its first-quarter 2020 earnings release. Guidance issued on February 26, 2020 should no longer be relied upon.
Liquidity and Hedging Update
Laredo's liquidity, balance sheet structure and hedge position provide financial strength and flexibility in this commodity price environment. At March 23, 2020, the Company had outstanding borrowings of $275 million on its $950 million senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $660 million. Including cash and cash equivalents of $102 million, total liquidity was $762 million. Additionally, the Company has no term-debt maturities until 2025.
The Company's robust hedge book underpins cash flow assumptions in 2020. Laredo currently has approximately 100% of anticipated 2020 oil production hedged with 7.2 million barrels swapped at $59.50 WTI and 2.4 million barrels swapped at $63.07 Brent. The value of all of the Company's 2020 hedges exceeds $300 million at oil prices of $30 WTI and natural gas prices of $2.25 Henry Hub. For additional details on Laredo's hedge position as of December 31, 2019, with trades entered into through March 20, 2020, please refer to the table below.

	1Q-20	2Q-20	3Q-20	4Q-20	FY-20	FY-21
Oil Swaps:
WTI:
Volume (Bbl)	1,783,600	1,783,600	1,803,200	1,803,200	7,173,600	—
Weighted-Average Price ($/Bbl)	$59.50	$59.50	$59.50	$59.50	$59.50	—
Brent:
Volume (Bbl)	591,500	591,500	598,000	598,000	2,379,000	1,825,000
Weighted-Average Price ($/Bbl)	$63.07	$63.07	$63.07	$63.07	$63.07	$60.13

Oil Collars:
Brent:
Volume (Bbl)	—	—	—	—	—	584,000
Weighted-Average Floor Price ($/Bbl)	—	—	—	—	—	$45.00
Weighted-Average Ceiling Price ($/Bbl)	—	—	—	—	—	$59.50

Oil Basis Swaps:
Brent/WTI:
Volume (Bbl)	—	364,000	368,000	368,000	1,100,000	—
Weighted-Average Price ($/Bbl)	—	$5.08	$5.08	$5.08	$5.08	—

Natural Gas Swaps:
Henry Hub:
Volume (MMBtu)	5,915,000	5,915,000	5,980,000	5,980,000	23,790,000	14,052,500
Weighted-Average Price ($/MMBtu)	$2.72	$2.72	$2.72	$2.72	$2.72	$2.63
TABLE CONTINUES ON NEXT PAGE

	1Q-20	2Q-20	3Q-20	4Q-20	FY-20	FY-21
Natural Gas Basis Swaps:
Waha/Henry Hub:
Volume (MMBtu)	8,099,000	10,465,000	10,580,000	10,580,000	39,724,000	23,360,000
Weighted-Average Price ($/MMBtu)	-$0.76	-$0.82	-$0.82	-$0.82	-$0.81	-$0.47

Natural Gas Liquids Swaps:
Mt. Belvieu:
Ethane:
Volume (Bbl)	91,000	91,000	92,000	92,000	366,000	912,500
Weighted-Average Price ($/Bbl)	$13.60	$13.60	$13.60	$13.60	$13.60	$12.01
Non-TET Propane:
Volume (Bbl)	309,400	309,400	312,800	312,800	1,244,400	730,000
Weighted-Average Price ($/Bbl)	$26.58	$26.58	$26.58	$26.58	$26.58	$25.52
Non-TET Normal Butane:
Volume (Bbl)	109,200	109,200	110,400	110,400	439,200	255,500
Weighted-Average Price ($/Bbl)	$28.69	$28.69	$28.69	$28.69	$28.69	$27.72
Non-TET Isobutane:
Volume (Bbl)	27,300	27,300	27,600	27,600	109,800	67,525
Weighted-Average Price ($/Bbl)	$29.99	$29.99	$29.99	$29.99	$29.99	$28.79
Non-TET Natural Gasoline:
Volume (Bbl)	100,100	100,100	101,200	101,200	402,600	237,250
Weighted-Average Price ($/Bbl)	$45.15	$45.15	$45.15	$45.15	$45.15	$44.31
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. This press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as Free Cash Flow, and certain related estimates regarding future performance, results and financial position. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation constraints in the Permian Basin, hedging activities, the outbreak of disease, such as the COVID-19 pandemic, possible impacts of litigation and regulations and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.
1Free Cash Flow (non-GAAP) is based on adjusting net cash provided by operating activities (GAAP) to cash flow from operating activities before changes in operating assets and liabilities, net, less costs incurred, excluding non-budgeted acquisition costs.

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Contact:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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